Exhibit 10.4

PATENT AND TECHNOLOGY CROSS-LICENSE AGREEMENT

BY AND BETWEEN

SUNEDISON, INC.

AND

SUNEDISON SEMICONDUCTOR, LTD.

DATED AS OF [JANUARY     , 2014]

PATENT AND TECHNOLOGY CROSS-LICENSE AGREEMENT

This Patent and Technology Cross-License Agreement (this “Agreement”), made and entered into as of January [•], 2014 and effective as of the Effective Date, is by and between SunEdison, Inc., a Delaware corporation (“SunEdison”), and SunEdison Semiconductor, Ltd., a Singapore corporation (“Semi” or “SSL”).

RECITALS

WHEREAS, SunEdison has determined that it would be appropriate, desirable and in the best interests of SunEdison and the shareholders of SunEdison to separate the SSL Business from SunEdison;

WHEREAS, SunEdison and SSL have entered into the Separation Agreement, dated as of [•], 2014 (the “Separation Agreement”), in connection with the separation of the SSL Business from SunEdison;

WHEREAS, following the Contribution by SunEdison described in the Separation Agreement, SunEdison will make an offer and sale to the public of SSL Common Stock transferred in the Contribution, which will take place pursuant to a registration statement on Form S-1;

WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of SSL and its subsidiaries from SunEdison;

WHEREAS, following the separation of the SSL Business from SunEdison under the Separation Agreement, SunEdison will own certain Intellectual Property used or useful in the SSL Field, and SSL will own certain Intellectual Property used or useful in the SunEdison Field; and

WHEREAS, each Party wishes to obtain from the other Party a license to use such intellectual property in its respective License Field under the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, SunEdison and SSL hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement. As used herein, the following terms shall have the following meanings:

“Controlled” means, with respect to Intellectual Property, that a Licensor or its Affiliate owns such Intellectual Property, in whole or in part, and/or has the right to grant an exclusive license to the other Party with respect to such Intellectual Property as set forth herein and without incurring any financial or other obligations to any other Person, subject, in each case, to the terms of any license or other agreement to which such Licensor or any of its Affiliates is a party that relates to any such Intellectual Property. Notwithstanding, without limiting any Party’s obligations set forth herein, if a Licensor (i) does not have the right under a Third Party agreement to grant an exclusive license or sublicense, such license or sublicense shall be non-exclusive and such Licensor shall so notify the

Licensee in writing, and (ii) if at any time during the Term any agreement which limits any rights granted to a Licensee hereunder expires or otherwise terminates, then, as applicable, such rights shall automatically and immediately be included in the Licensed IP to the full extent it is Controlled by the applicable Licensor at such time.

“Effective Date” means the date of the closing of the IPO.

“Improvements” means any improvements, derivative works, enhancements, refinements, advances or other modifications with respect to any Licensed IP (whether or not patentable or reduced to practice).

“Intellectual Property” means any and all issued patents and pending patent applications, works of authorship, copyrights and registrations and applications therefor, trade secrets, software and all other proprietary rights and other intellectual property in any jurisdiction and all associated rights, including all inventions (whether or not patentable or reduced to practice), technologies, methods, processes, know-how, improvements, specifications, technical information and data (but excluding all trademarks, service marks, logos, trade dress and other indicia of origin).

“License” means, with respect to SSL as Licensor, the license granted to SunEdison pursuant to Section 2.1, and with respect to SunEdison as Licensor, the license granted to SSL pursuant to Section 2.2.

“Licensed IP” means, as applicable, Licensed SSL IP and/or Licensed SunEdison IP.

“Licensed SSL IP” means (i) the SSL Patent Rights set forth on Exhibit A attached hereto; (ii) the software ; and (iii) the trade secrets, including know-how and other Intellectual Property (other than the SSL Patent Rights and software) that have application in the (SunEdison Field, in each case, to the extent Controlled by SSL or any member of the SSL Group as of the Effective Date or that become Controlled by SSL or any member of the SSL Group at any time following the Effective Date until the earlier of (A) the fifth (5th) anniversary of the Effective Date, and (B) a Change of Control of SSL to a competitor of SunEdison or any member of the SunEdison Group (but, for the avoidance of doubt, only for so long as such Intellectual Property is Controlled by SunEdison or any member of the SunEdison Group).

“Licensed SunEdison IP” means (i) the SunEdison Patent Rights set forth on Exhibit B attached hereto; (ii) the software; and (iii) the trade secrets, including know-how and other Intellectual Property (other than the SunEdison Patent Rights and software) that have application in the SSL Field, in each case, to the extent Controlled by SunEdison or any member of the SunEdison Group as of the Effective Date or that become Controlled by SunEdison or any member of the SunEdison Group at any time following the Effective Date until the earlier of (A) the fifth (5th) anniversary of the Effective Date, and (B) a Change of Control of SSL to a competitor of SunEdison or any member of the SunEdison Group (but, for the avoidance of doubt, only for so long as such Intellectual Property is Controlled by SunEdison or any member of the SunEdison Group). Notwithstanding the foregoing, Licensed SunEdison IP shall specifically exclude SunEdison patent rights, software, trade secrets, know-how or other intellectual property related to Continuous Czochralski crystal growth (“CCz”), Diamond Coated Wire (“DCW”), Fluid Bed Reactor polysilicon manufacturing (“FBR”), or High-pressure FBR (“HP FBR”), as the Parties have agreed to separate contractual arrangements outside of this Agreement.

“Licensee” means (i) with respect to the Licensed SSL IP, SunEdison, and (ii) with respect to the Licensed SunEdison IP, SSL.

“License Field” means, as applicable, the SSL Field and/or the SunEdison Field.

“Licensor” means (i) with respect to the Licensed SSL IP, SSL or a member of the SSL Group, and (ii) with respect to the Licensed SunEdison IP, SunEdison or a member of the SunEdison Group, as applicable.

“Party” means individually, each of SunEdison and SSL, and together SunEdison and SSL are referred to herein as the “Parties”.

“SSL Field” means and is limited to use of the Licensed IP within the semiconductor industry; specifically, the growth, processing and manufacture of silicon crystals for use as a substrate for semiconductor wafer production, the processing and manufacture of semiconductor wafers for the semiconductor industry, and similar uses solely with the semiconductor industry.

“SSL Group” means SSL and its Affiliates. For the avoidance of doubt, for purposes of this Agreement, no member of the SunEdison Group shall be deemed to be an Affiliate of any member of the SSL Group.

“SSL Patent Rights” means (i) those patent applications and patents set forth on Exhibit A; (ii) all U.S. or foreign patents issued thereon; (iii) all patent applications and patents claiming priority thereto, including U.S., PCT, and foreign divisionals, continuations, continuations-in-part; and (iv) all extensions, renewals, reissues, re-examinations, and supplementary protection certificates issued on any of the foregoing.

“SunEdison Field” means the designs, materials, processes, products, and procedures related to the generation, storage, transmission, distribution, control or monitoring of electrical power and electrical energy obtained from photovoltaic conversion of solar radiation and other renewable energy sources such as wind, moving water (including rain, tides and waves), organic plant and waste material (eligible biomass), and the earth’s heat (geothermal); it includes the manufacture of polysilicon, the growth, processing and manufacture of silicon crystals and single or multi-crystalline ingots for use as a substrate for solar cell production, the processing and manufacture of solar wafers used in the photovoltaic industry, the design, processing and manufacture of solar cells, and the design, processing and manufacture of modules, trackers, inverters and any and all balance of system hardware and software used in photovoltaic systems.

“SunEdison Group” means SunEdison and its Affiliates. For the avoidance of doubt, for purposes of this Agreement, no member of the SSL Group shall be deemed to be an Affiliate of any member of the SunEdison Group.

“SunEdison Patent Rights” means (i) those patent applications and patents set forth on Exhibit B; (ii) all U.S. or foreign patents issued thereon; (iii) all patent applications and patents claiming priority thereto, including U.S., PCT, and foreign divisionals, continuations, continuations-in-part; and (iv) all extensions, renewals, reissues, re-examinations, and supplementary protection certificates issued on any of the foregoing.

Section 1.2 Interpretation. In this Agreement:

(a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires;

(b) the terms “hereof,” “herein,” “herewith” and words of similar import, and the term “Agreement” shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement;

(c) Article, Section and Exhibit references are to the Articles, Sections and Exhibits to this Agreement unless otherwise specified;

(d) the word “including” and words of similar import when used in this Agreement means “including, without limitation”;

(e) the word “or” shall not be exclusive; and

(f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to the Effective Date, regardless of any amendment or restatement hereof.

ARTICLE II

LICENSE GRANTS

Section 2.1 License to SunEdison. Subject to the terms and conditions of this Agreement, SSL hereby grants, on behalf of itself and the other members of the SSL Group, and shall cause the other members of the SSL Group to grant, to SunEdison an exclusive, worldwide, perpetual, non-transferable (except as provided in Section 6.9), royalty-free right and license, with the right to grant sublicenses as set forth in Section 2.3, to use the Licensed SSL IP in the SunEdison Field.

Section 2.2 License to SSL. Subject to the terms and conditions of this Agreement, SunEdison hereby grants, on behalf of itself and the other members of the SunEdison Group , and shall cause the other members of the SunEdison Group to grant, to SSL an exclusive, worldwide, perpetual, non-transferable (except as provided in Section 6.9), royalty-free right and license, with the right to grant sublicenses as set forth in Section 2.3, to use the SunEdison Licensed IP in the SSL Field.

Section 2.3 Sublicenses. No Licensee shall have any right to grant sublicenses to any Person under the License granted to such Licensee hereunder without the prior written consent of the Licensor, such consent not to be unreasonably withheld, conditioned or delayed. Each Licensee shall remain primarily liable and responsible for all acts and omissions of its sublicensees hereunder and their compliance with all applicable terms and conditions of this Agreement.

Section 2.4 No Implied Rights. As between the Parties, all right, title and interest in and to all Licensed IP shall be owned by the applicable Licensor, and the Licensee shall not acquire, and nothing contained herein shall be construed as conferring, by implication, estoppel or otherwise, any license or other right, title or interest in or to such Licensed IP or any other Intellectual Property owned by the Licensor or of any of its Affiliates hereunder or in connection herewith, except for the License granted to the Licensee pursuant to, as applicable, Section 2.1 or Section 2.2.

Section 2.5 Improvements. For the avoidance of doubt, as between the Parties, each Licensee shall own all right, title and interest in and to any and all Improvements and other Intellectual Property authored, developed, invented, reduced to practice or otherwise created by such Licensee or any of its Affiliates (whether solely or jointly with any other Person) and all Intellectual Property rights therein and thereto. During the Term, each Licensee shall promptly, at no charge, disclose any such Improvements to the applicable Licensor of the Licensed IP upon which any such Improvement is based and, upon the request of such Licensor, shall grant a royalty-free, worldwide, perpetual, non-transferable (except as set forth in Section 6.9), non-exclusive license to use the Improvements in such Licensor’s License Field.

Section 2.6 License Review. SunEdison and SSL shall hold annual License IP Review Meetings to discuss any issues relating to this Agreement, any proposed revisions to the scope of this Agreement, additions of new patents and know-how not otherwise considered an Improvement, and whether any patents falling within the field owned by and between those companies set forth in this Agreement which were granted shall be excluded from the definition of SunEdison Licensed IP and SSL Licensed IP, respectively, with SunEdison and SSL representing their wholly owned subsidiaries and affiliates at such meetings. All such patents shall be included to the Licensed IP unless SunEdison or SSL refuses to include any such patent to the SunEdison Licensed IP or SSL Licensed IP, respectively.

Section 2.7 Covenant Not to Sue. SunEdison and SSL covenant not to sue each other, nor the wholly owned subsidiaries of the other authorized under this Agreement to enjoy use of the respective Licensed IP, for infringement of any patent which is part of the Licensed IP. (The subsidiaries of SunEdison and SSL considered under this Section 2.7 are those member companies of the SunEdison Group and the SSL Group, respectively, engaged in the manufacture of semiconductor products in which SunEdison or SSL has an ownership interest and which uses, in connection with such manufacture, technology which has been provided in substantial part to the entity by and pursuant to an existing license from SunEdison or SSL.

ARTICLE III

PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT

Section 3.1 Filing, Prosecution and Maintenance. Each Licensor shall have the first right, but not the obligation, to file, prosecute and maintain, at its cost and expense, all patents, patent applications, and know-how licensed to the Licensee pursuant to Article II (“Licensed Patents”); provided, however, that if a Licensor elects not to file, prosecute or maintain any Licensed Patent, and has not otherwise intentionally elected to prevent another party from doing so, then such Licensor shall so notify the Licensee in writing wherever possible according to the following terms:

(A) For abandonments:

a. By the later of (i) 60 days in advance of the Abandonment Deadline, or (ii) 5 days after receipt of notification of an applicable action, Licensor shall notify Licensee of the approaching Abandonment Deadline, and

b. Within 5 days of making the decision to abandon the application, and not later than 30 days in advance of the Abandonment Deadline, Licensor shall notify Licensee of the decision to abandon the application.

(B) For elections not to file, validate, or designate in additional countries, Licensor shall notify Licensee of the approaching deadline and shall provide a list of countries in which Licensor intends to file, validate, or designate, by the later of (i) 60 days in advance of the deadline, or (ii) 5 days after receipt of notification of an applicable event.

Upon receipt of such notice, the Licensee shall have the right, but not the obligation, at its cost and expense, to pursue the filing or additional filing or support the continued prosecution or maintenance of such Licensed Patent. If the Licensee does elect to take such action, then Licensee shall notify Licensor of such election, and Licensor shall reasonably cooperate with Licensee, upon Licensee’s request and at Licensee’s cost and expense, in connection with such filing or additional filing or continued prosecution or maintenance, as applicable, including, if requested by Licensee, by assigning to Licensee all of Licensor’s right, title and interest in and to any such Licensed Patent owned by Licensor or any of its Affiliates to the extent it has the right to do so.

Section 3.2 Enforcement of Licensed IP.

(a) Control of Enforcement Actions. Except as may otherwise be mutually agreed by the Parties, as between the Parties, each Licensee shall have the right to enforce the Licensed IP licensed to it hereunder as follows:

(i) SunEdison shall have the first right, but not the obligation, (itself and/or through its designee), to control the initiation, conduct and, subject to Section 3.2(c), settlement or other resolution, at its cost and expense and in its sole discretion, of any enforcement Action relating to the Licensed SSL IP that primarily has application in the SunEdison Field, including the right to communicate any objection or other form of challenge to any Third Party; and

(ii) SSL shall have the first right, but not the obligation, (itself and/or through its designee), to control the initiation, conduct and, subject to Section 3.2(c), settlement or other resolution, at its cost and expense and in its sole discretion, of any enforcement Action relating to the Licensed SunEdison IP that primarily has application in the SSL Field, including the right to communicate any objection or other form of challenge to any Third Party.

Except as set forth in clause (i) or (ii) above or as may otherwise be mutually agreed by the Parties, as between the Parties, each Licensor shall, however, have the first right, but not the obligation, itself and/or through its designee, to control the initiation, conduct and, subject to Section 3.2(c), settlement or other resolution, at its cost and expense and in its sole discretion, of any enforcement Action relating to any other Licensed IP licensed by such Licensor to the Licensee hereunder. If the Party that has the first right to initiate and control an Action hereunder, does not initiate an Action itself or through its designee with respect to such infringement, misappropriation or other violation of any Licensed IP by a Third Party within ninety (90) days after receipt of a written request from the other Party to assume control over the enforcement of such violation of such Licensed IP, then the other Party shall have the right, but not the obligation, to bring and to control such Action (provided that if it does not do so within ninety (90) days, the right to initiate and control an Action shall revert back to the other Party and shall again be subject to the terms set forth above in this Section 3.2(a)).

The Party initiating or otherwise controlling any enforcement Action hereunder (the “Enforcing Party”), including the right to communicate any objection or other form of challenge to any Third Party, shall, as between the Parties, have the right to select counsel for any Action initiated by it or its designee pursuant to this Section 3.2. The Party that is not the Enforcing Party (the “Non-Enforcing Party”) shall, to the extent it is a necessary party to the action (or is otherwise reasonably requested by the enforcing Party), join the Enforcing Party (and/or, if applicable, its designee(s)) at the Enforcing Party’s expense and agree to be represented by counsel for the Enforcing Party in any infringement or other Action commenced by the Enforcing Party (or its designee) and shall, upon request of the Enforcing Party, execute such documents and perform such other acts as may be reasonably required and requested by the Enforcing Party at the Enforcing Party’s expense in connection with such enforcement Action; provided that the Non-Enforcing Party shall have the right to engage, at its cost and expense, independent counsel of its choice to advise such Non-Enforcing Party in connection with such assistance to the Enforcing Party.

The Non-Enforcing Party shall cooperate with, and provide reasonable assistance to, the Enforcing Party (and its designees) in connection with any Action brought by the Enforcing Party (or its designee) hereunder to the extent relating to the Licensed IP, as may be reasonably requested by the Enforcing Party, including by providing access to relevant documents and other evidence (provided that the Parties shall enter into a joint defense agreement with respect to the common interest privilege protecting such communications in a form reasonably acceptable to the Parties) and making its employees available, subject to the other Party’s reimbursement of any costs and expenses incurred by the Non-Enforcing Party in providing such assistance. The Enforcing Party shall keep the Non-Enforcing Party reasonably informed of any determinations or significant developments in any Action initiated by it pursuant to this Section 3.2 and, if the Non-Enforcing Party is the Licensor, then the Enforcing Party shall reasonably consult with the Licensor and take into consideration input provided to the Enforcing Party by such Licensor to the extent reasonable and provided in a timely manner.

(b) Allocation of Costs and Recoveries. Unless otherwise mutually agreed by the Parties or set forth herein, (i) the costs and expenses relating to any enforcement Action commenced pursuant to this Section 3.2 shall be borne by the Enforcing Party; and (ii) any settlement payments or damages or other monetary awards (“Recoveries”) recovered in any Action by the Enforcing Party, itself or through its designee, pursuant to this Section 3.2, whether by judgment or settlement, shall be allocated in the following order: (A) to reimburse the Enforcing Party for any costs and expenses incurred by or on behalf of the Enforcing Party and/or its designee(s) with respect to such Action, (B) to reimburse the Non-Enforcing Party for any costs and expenses incurred by such Party with respect to such Action to the extent the Non-Enforcing Party is entitled to reimbursement pursuant to this Section 3.2 (and has not already been reimbursed by the Enforcing Party), including if it joins such Action (but excluding, for the avoidance of doubt, the cost of any counsel employed by the Non-Enforcing Party), and (C) the remainder shall be allocated to the Enforcing.

(c) Settlement of Enforcement Action. The Enforcing Party shall not settle, or enter into a voluntary consent judgment with respect to, any enforcement action under this Section 3.2 in a manner that would adversely affect the Non-Enforcing Party’s rights or interests, including any admissions of invalidity or unenforceability, or wrongdoing by the Non-Enforcing Party or any of its Affiliates, or imposes any liability or payment or other obligation on the Non-Enforcing Party or any of its Affiliates, without the Non-Enforcing Party’s written consent (such consent not to be unreasonably withheld, conditioned or delayed) and in any event, without notifying the Non-Enforcing Party of any such proposed settlement or voluntary consent judgment. For the avoidance of doubt, and without limiting the foregoing, as between the Parties, (the Enforcing Party shall have the sole and exclusive right to settle, or enter into a voluntary consent judgment with respect to, any enforcement Action under this Section 3.2

ARTICLE IV

CONFIDENTIALITY

Section 4.1 Confidentiality. Each Party acknowledges and agrees that in connection with the rights and licenses granted under this Agreement, it may gain access to Confidential Information of the other Party and each Party hereby agrees that all such information shall be subject to the provisions of the Mutual Non-Disclosure Agreement executed by the Parties and in force as of the Effective Date (the “Mutual Non-Disclosure Agreement”). For the avoidance of doubt, the Parties hereby acknowledge and agree the provisions of the Mutual Non-Disclosure Agreement shall survive for a period of ten (10) years following the expiration or termination of this Agreement.

ARTICLE V

TERM AND TERMINATION

Section 5.1 Term and Termination. This Agreement shall become effective on the Effective Date and shall continue thereafter until expiration of the last item of Licensed IP (which expiration, in the case of issued patents, shall be the expiration of the statutory term (including all extensions and renewals) of such patents, and in the case of know-how and trade secrets, shall be (the date on which such know-how and trade secrets are no longer non-public, unless earlier terminated by mutual written agreement of the Parties (the “Term”).

Section 5.2 Termination for Breach. In the event of a material breach of this Agreement, the non-breaching Party shall be entitled to terminate this Agreement by giving the breaching Party thirty (30) days written notice specifying in reasonable detail the cause of such breach. If such breach is not cured by the breaching Party within such thirty (30) day notice period, this Agreement will terminate without further action required by the non-breaching Party. A material breach of this Agreement will include the occurrence of any of the following by a Party: (i) such Party makes an assignment for the benefit of creditors, or is subject to an involuntary or voluntary receivership, insolvency or bankruptcy proceedings; (ii) such Party makes a materially false or misleading statement, representation or claim about a material matter; ((iii) such Party is in breach of any material obligation, representation, warranty or covenant set forth herein; or (iv) dissolution or liquidation of such Party.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Counterparts; Entire Agreement.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

(b) This Agreement and the Separation Agreement and any Schedules, Exhibits, and Appendices hereto or thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein and therein.

(c) Each Party hereto acknowledges that it and the other Party hereto may execute this Agreement by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Party hereto at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

Section 6.2 No Third Party Beneficiaries. The provisions of this Agreement are enforceable solely by the Parties to the Agreement and no assignee or other Person shall have the right, separate and apart from the Parties hereto, to enforce any provisions of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

Section 6.3 No Fiduciary Duties. It is expressly understood and agreed that this Agreement is a purely commercial transaction between SunEdison and SSL and that nothing stated herein shall operate to create any special or fiduciary duty that either Party or any of its Affiliates shall owe to the other Party or vice versa.

Section 6.4 Disclaimer of Warranty; Limitation of Liability.

(a) NEITHER PARTY MAKES ANY (AND EACH PARTY HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE RIGHTS AND LICENSES GRANTED HEREUNDER AND EACH LICENSOR IS GRANTING THE LICENSE HEREUNDER “AS IS.”

(b) EXCEPT AS MAY BE SET FORTH IN THE SEPARATION AGREEMENT, NEITHER SSL OR ANY MEMBER OF THE SSL GROUP, ON THE ONE HAND, NOR SUNEDISON OR ANY MEMBER OF THE SUNEDISON GROUP, ON THE OTHER HAND, SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER FOR ANY LOST PROFITS, LOST BUSINESS OPPORTUNITIES, OR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER ARISING IN CONNECTION WITH THE EXERCISE OF ANY RIGHT OR LICENSE GRANTED UNDER THIS AGREEMENT.

Section 6.5 Further Assurances. In connection with this Agreement, each Party agrees to execute and deliver such additional documents and instruments as may be required for a Party to exercise the rights and license granted hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement. SSL covenants and agrees to cause the other members of the SSL Group to comply with all applicable terms and conditions set forth in this Agreement and acknowledges it shall be liable for any breach of the terms of this Agreement caused by any member of the SSL Group. SunEdison covenants and agrees to cause the other members of the SunEdison Group to comply with all applicable terms and conditions set forth in this Agreement and acknowledges it shall be liable for any breach of the terms of this Agreement caused by any member of the SunEdison Group.

Section 6.6 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.6):

If to SunEdison, to:

SunEdison, Inc.

501 Pearl Drive

St. Peters, MO 63776

Attention: General Counsel

Facsimile: 866-773-0793

Email: mtruong@sunedison.com

If to SSL, to:

SunEdison Semiconductor, Ltd.

11 Lorong 3, Toa Payoh, Blk B,

4th Floor, Jackson Square,

Singapore 319579

Attention: General Counsel

Facsimile: [•]

Email: [•]

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

Section 6.7 Governing Law, Consent to Jurisdiction and Waiver of Right to Jury Trial.

(a) This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, irrespective of the choice of laws principles of the State of New York, including all matters of validity, construction, effect, enforceability, performance and remedies.

(b) Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York for the purposes of any action or proceeding arising out of this Agreement. Each of the Parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 6.6 will be effective service of process for any action or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement in the state and federal courts located in New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.

Section 6.8 Dispute Resolution. The dispute resolution procedures set forth in Article IV of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, or the construction, interpretation, enforceability or validity hereof.

Section 6.9 Assignability. Neither Party may assign or otherwise transfer this Agreement without the written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any assignment or other transfer not in accordance with this Section 6.9 shall be null and void.

Section 6.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 6.11 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom such waiver, amendment, supplement or modification is sought to be enforced.

Section 6.12 Waiver of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of such Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.13 Licensee’s Retained Rights. The licensed rights granted herein shall be deemed licenses of “intellectual property” for purposes of the United States Code, Title 11, Section 365(n). In the event of a Licensor’s bankruptcy and a subsequent rejection or disclaimer of this Agreement by a bankruptcy trustee or by such Licensor as a debtor-in-possession, whether under the law of the United States or elsewhere, or in the event of a similar action under applicable law, the Licensee may elect to retain its licensed rights, subject to and in accordance with the provisions of the United States Code, Title 11, Section 365(n) or other applicable law.

[Signatures of Parties on Next Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement with effect as of the Effective Date.

SUNEDISON, INC.

By:
Name:
Title:

SUNEDISON SEMICONDUCTOR, LTD.

By:
Name:
Title:

EXHIBIT A

Licensed SSL IP

[***]

[***]	Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

EXHIBIT B

Licensed SunEdison IP

[***]

[***]	Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.